Media Contact: Jodi Guilbault MIPS Technologies, Inc. +1 650 567-5035 jodi@mips.com	Investor Contact: Mark Tyndall MIPS Technologies, Inc. +1 650 567-5100 ir@mips.com

 MIPS Technologies Reports Fourth Quarter and Fiscal Year 2007 Financial Results

Posts Record Quarterly License Revenue

MOUNTAIN VIEW, Calif. – August 1, 2007– MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications, today reported financial results for its fourth quarter and fiscal year ended June 30, 2007.  Revenue for the fourth quarter was $23.7 million, an increase of 24 percent over third quarter revenue of $19.1 million, and an increase of 30 percent from revenue of $18.2 million reported in the fourth fiscal quarter a year ago.

Fourth quarter revenue from royalties was $11.3 million, an increase of 5 percent over the $10.7 million reported in the third quarter and an increase of 9 percent over royalties of $10.4 million reported in the fourth quarter of fiscal 2006.  Contract revenue was $12.4 million, an increase of 48 percent from the $8.3 million reported in the third quarter and an increase of 57 percent over contract revenue of $7.9 million reported in the fourth quarter a year ago.

As previously announced on July 2, 2007, the company completed and filed with the SEC its Annual Report on Form 10-K for the year ended June 30, 2006 and its Quarterly Reports on Form 10-Q for the first, second and third quarters of fiscal 2007.  These filings contain financial statements that were restated as a result of a voluntary review of the company’s stock option practices conducted by a special committee of the company’s board of directors.  The company incurred approximately $3.0 million in costs and charges related to the stock option investigation and restatement in the fourth quarter of fiscal 2007 and $5.7 million for the fiscal year.

Net income in the fourth quarter of fiscal 2007 on a generally accepted accounting principles (GAAP) basis was $2.3 million, compared to net income of $1.2 million in the third quarter and $7.5 million in the fourth quarter of fiscal 2006.  GAAP net income per share on a diluted basis in the fourth quarter of 2007 was $0.05, compared with GAAP net income per share of $0.03 in the third quarter and $0.17 in the fourth quarter of 2006.

The company recognized equity-based compensation expense pursuant to the fair value method under SFAS 123R of $1.6 million in the fourth quarter.  Non-GAAP net income in the fourth quarter of fiscal 2007, which excludes the effect of equity based compensation expense, was $4.0 million or $0.09 per diluted share, compared with $3.5 million or $0.08 per diluted share in the third quarter and $9.1 million or $0.20 per share in the fourth quarter of 2006.  A reconciliation of non-GAAP adjustments is summarized in the tables below.

Total revenue for fiscal 2007, ended June 30, 2007, was $83.3 million, an increase of 30 percent over the $64.1 million reported in fiscal 2006.  Royalty revenue was $44.4 million, an increase of 21 percent over the $36.7 million in fiscal 2006.  Contract revenue was $38.9 million, an increase of 42 percent from the $27.4 million reported last year.

Fiscal 2007 net income on a GAAP basis was $8.5 million compared to $11.0 million in fiscal 2006.  Fiscal 2007 net income per share on a diluted basis was $0.18 compared to net income of $0.25 in fiscal 2006.  Fiscal 2007 non-GAAP net income, which excludes the effect of equity based compensation expense of $7.7 million was $16.2 million or $0.35 on a diluted basis compared to $19.9 million or $0.45 per share in fiscal 2006.

“MIPS fourth fiscal quarter was outstanding in several respects, “said John Bourgoin, president and CEO. “Record license revenues helped us close a fiscal year in which we enjoyed 30 percent growth over the prior year, we introduced our performance-leading 74K™ core family to considerable industry acclaim, and we completed the process of becoming current with our SEC filings.  Our licensees' unit shipments also grew a healthy 29 percent in the fiscal year.  As we enter our new fiscal year, MIPS has the strongest product base we have ever offered to our customers.”

MIPS Technologies invites you to listen to management’s discussion of Q4 and fiscal 2007 results and guidance for Q1 fiscal 2008 in a live conference call today beginning at 1:45 p.m. Pacific time.  The conference call number is 1-517-308-9188.  The replay number is 1-203-369-1294 and will be available for seven days, beginning shortly after the end of the conference call.  The access code is MIPS.  An audio replay of the conference will be posted on the company’s website (www.mips.com) soon thereafter.

Q4 FY 2007 News Highlights:
From its founding more than 20 years ago, the MIPS® architecture has represented innovation and performance. Today, MIPS Technologies and its licensees continue to lead in system performance and innovative solutions for established and emerging markets—especially in the digital living room and connected home. With multiple design teams actively developing the architecture, more than 900 MIPS-Based™ implementations throughout the world, and a vibrant ecosystem of third-party tools and software, MIPS continues to be at the core of the user experience.

Following are selected press release headlines from MIPS Technologies, and the company's licensees, systems vendors and third party providers:

•	Infineon Licenses MIPS Next-Generation MIPS32® 74K™ Core: Top Semiconductor Company Becomes First Customer After GA to Leverage Embedded Industry's Fastest Processor
•	Teradici Licenses MIPS Technologies' Most Popular Embedded Processor for Innovative TERA Chipset in Datacenter-Based Computing
•	MIPS Technologies Files Annual Report, Quarterly Reports and Proxy Statement
•	TrendChip Technologies Licenses MIPS32® 24KE™ and MIPS32 34K™ Cores for Cutting-Edge Broadband Access Solutions
•	EDA Leaders Team with MIPS Technologies to Support New High-performance MIPS32® 74K™ Core Family
•	Kolorific Licenses MIPS32® 24KEc™ Core for Next-Generation iDTV Applications
•	MIPS Technologies Unveils Industry’s First Fully Synthesizable Processors to Surpass 1 GHz; Broadcom Takes Early License
•	FS2® Introduces SYSTEM NAVIGATOR™ Tools for MIPS32® 74K™ Core Debug
•	Entropic Marks Milestone with Shipment of Five Millionth MIPS-Based™ Coax Network Chipset
•	MIPS64® Architecture Licensed by NEC Electronics for Next-Generation VR Series™ Processor Core
•	MIPS Technologies and Trident Microsystems Complete Licensing Agreement for MIPS32® 24KEc™ Pro Core
•	Next-Generation MIPS-Based™ Designs Spotlight Innovation at Embedded Systems Conference

About MIPS Technologies
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications. The company drives the broadest architectural alliance that delivers 32- and 64-bit embedded RISC solutions to the embedded market, and in combination with its licensees, offers the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products worldwide.  MIPS Technologies currently owns more than 400 patent properties (patents and applications) worldwide and licenses its intellectual property to today’s leading semiconductor companies, ASIC developers and system OEMs.

Today, MIPS-Based™ designs are integrated in millions of products around the world, including broadband devices from Linksys, digital cameras from Canon, DTVs and entertainment systems from Sony, DVD Recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is based in Mountain View, California, with offices worldwide. For more information, please contact (650) 567-5000 or visit http://www.mips.com.

Forward Looking Statements

This press release contains forward-looking statements; such statements are indicated by forward looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements regarding MIPS Technologies’ expectations regarding customers’ use of MIPS’ products.  Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

MIPS, MIPS32, MIPS-Based, 24KE, 24KEc, 34K and 74K are trademarks or registered trademarks of MIPS Technologies, Inc. in the United States and other countries. All other trademarks referred to herein are the property of their respective owners.

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MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2007	June 30, 2006

Assets
Current assets:
Cash and cash equivalents	$119,039	$101,481
Marketable investments	25,845	19,725
Accounts receivable, net	5,212	4,631
Prepaid expenses and other current assets	2,472	3,157
Total current assets	152,568	128,994
Equipment and furniture, net	5,781	2,718
Other assets	16,513	16,227
	$174,862	$147,939
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$503	$1,313
Accrued liabilities	16,118	8,287
Deferred revenue	2,633	2,143
Total current liabilities	19,254	11,743
Long-term liabilities	5,726	2,966
Stockholders’ equity	149,882	133,230
	$174,862	$147,939

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2007	2006	2007	2006

Revenue:
Royalties	$11,294	$10,357	$44,422	$36,675
Contract Revenue	12,385	7,882	38,888	27,379
Total revenue	23,679	18,239	83,310	64,054
Costs and expenses:
Research and development	9,231	7,503	34,513	28,168
Sales and marketing	6,994	4,868	22,473	18,637
General and administrative	7,093	2,967	20,960	12,229
Acquired in-process research and development	-	-	-	570
Total costs and expenses	23,318	15,338	77,946	59,604
Operating income	361	2,901	5,364	4,450
Other income, net	1,653	1,396	6,470	4,373
Income before income taxes	2,014	4,297	11,834	8,823
Provision (benefit) for income taxes	(321)	(3,178)	3,351	(2,198)
Net income	$2,335	$7,475	$8,483	$11,021
Net income per basic share	$0.05	$0.17	$0.19	$0.26
Net income per diluted share	$0.05	$0.17	$0.18	$0.25
Common shares outstanding-basic	43,535	43,379	43,516	42,894
Common shares outstanding-diluted	46,374	44,987	45,891	44,611

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Three Months Ended June 30, 2007	Three Months Ended March 31, 2007	Three Months Ended June 30, 2006
	GAAP net income	$2,335	$1,237	$7,475
	Net income per basic share	$0.05	$0.03	$0.17
	Net income per diluted share	$0.05	$0.03	$0.17
(a)	Equity-based compensation expense under SFAS 123R (see note below)	$1,619	$2,251	$1,669
	Non-GAAP net income	$3,954	$3,488	$9,144
	Non-GAAP net income per basic share	$0.09	$0.08	$0.21
	Non-GAAP net income per diluted share	$0.09	$0.08	$0.20
	Common shares outstanding – basic	43,535	43,535	43,379
	Common shares outstanding - diluted	46,374	46,384	44,987

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)
Non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123 revised (123R) beginning July 1, 2005. For the fourth fiscal quarter ending June 30, 2007 of $1.6 million, allocated as follows:  $539,000 to research and development, $508,000 to sales and marketing and $572,000 to general and administrative. For the third fiscal quarter ending March 31, 2007 of $2.3 million, allocated as follows:  $871,000 to research and development, $721,000 to sales and marketing and $660,000 to general and administrative.  For the fourth quarter of fiscal 2006 ending March 31, 2006 of $1.7 million, allocated as follows:  $639,000 to research and development, $468,000 to sales and marketing and $562,000 to general and administrative.  Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income.

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Twelve Months Ended June 30, 2007	Twelve Months Ended June 30, 2006
	GAAP net income	$8,483	$11,021
	Net income per basic share	$0.19	$0.26
	Net income per diluted share	$0.18	$0.25
(a)	Equity-based compensation expense under SFAS 123R (see note below)	$7,701	$8,279
(b)	Acquired in-process research and development (see note below)	-	$570
	Non-GAAP net income	$16,184	$19,870
	Non-GAAP net income per basic share	$0.37	$0.46
	Non-GAAP net income per diluted share	$0.35	$0.44
	Common shares outstanding – basic	43,516	42,894
	Common shares outstanding - diluted	45,891	44,611

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation, acquired in-process research and development and restructuring costs provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)
Non-cash equity-based compensation expense of $7.7 million in fiscal 2007 related to the Company’s adoption of SFAS No. 123 revised (123R) beginning in the first quarter of fiscal 2006, allocated as follows:  $2.9 million to research and development, $2.3 million to sales and marketing and $2.5 million to general and administrative.  For fiscal 2006 ending June 30, 2006 of $8.3 million, allocated as follows:  $4.0 million to research and development, $1.9 million to sales and marketing and $2.4 million to general and administrative.    Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income.

(b)
The charge of $570,000 for acquired in-process research and development expense related to the acquisition of First Silicon Solutions (FS2) completed in September 2005.  Management believes that excluding this charge facilitates comparisons to MIPS’ core operating results during periods when there were no acquisitions.